EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

WSI INDUSTRIES, INC.

(As Amended Through September 5, 2018)

ARTICLE I.

Offices, Corporate Seal

Section 1. The registered office of the corporation shall be at 213 Chelsea Road, Monticello, Minnesota 55362 and the corporation may have offices at such other places as the Board of Directors shall from time to time determine.

Section 2. The corporate seal shall be circular in form and have inscribed thereon in a circle the name of the corporation and the State in which it is incorporated and the words “Corporate Seal” within the circle.

ARTICLE II.

Meetings of Shareholders

Section 1. An Annual Meeting of the Shareholders of this Corporation entitled to vote for the election of Directors shall be held at such place within or without the State of Minnesota as the Board of Directors may determine, at such time in each calendar year beginning in 1993 as shall be fixed by the Board of Directors, at which time the shareholders voting as provided in the Articles of Incorporation shall elect by majority vote a Board of Directors for the ensuing year, and shall transact such other business as shall properly be brought before the meeting. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of shareholders. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (x) the name and address of record of the shareholders proposing such business; (y) the class or series (if any) and number of shares of the corporation which are owned by the shareholder; and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting, in accordance with these Bylaws.

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The holders of a majority of common shares outstanding and entitled to vote for the election of Directors at said meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. In case a quorum be not present at the annual meeting, the meeting may be adjourned to a later date. A notice of such adjournment shall be mailed to each shareholder entitled to vote, at least ten days before such adjourned meeting date, but if a quorum be present they may adjourn from day to day, as they see fit and no notice need by given.

Section 2. Except as otherwise provided by the Board of Directors, only shareholders of record at the close of business on the day prior to the date of the annual meeting shall be entitled to vote at such meeting, in person or through proxy. The appointment of proxy shall be in writing filed with the Secretary at or before the meeting.

Section 3. Special meetings of the shareholders may be called by the Secretary upon request of the Executive Committee of the corporation or a majority of the members of the Board of Directors, or upon request by shareholders as provided by law.

Section 4. There shall be mailed to each person shown by the books of the corporation to be a holder of record of voting shares at the time of mailing such notice, at his address as shown by the books of the corporation, a notice setting out the time and place of the annual meeting, which notice shall be mailed at least ten (10) days prior thereto. There shall be mailed to each person shown by the books of the corporation to be a shareholder of record at the time of mailing such notice and entitled to receive such notice, at his address as shown by the books of the corporation, a notice setting out the time, place and object of each special meeting, which notice shall be mailed at least ten (10) days prior thereto.

Section 5. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of Directors. However, any shareholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of shareholders. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of such nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a Director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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ARTICLE III.

Directors

Section 1. The business and property of the corporation shall be managed by its Board of Directors, consisting of not less than three (3) nor more than nine (9) members, as may be determined by resolution of the Board of Directors from time to time. The term of each Director shall continue until the next annual meeting of the corporation and until his successor is elected and qualified.

Section 2. A majority of the Board of Directors shall constitute a quorum for the transaction or business; provided, however, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining Directors shall constitute a quorum for the filling of vacancies.

Section 3. The Directors shall meet annually immediately after the election of Directors, or as soon thereafter as is practicable, at the registered office of the corporation, or at the place the annual meeting of the stockholders was held which elected said Directors, or at such other time and place as may be fixed by the written consent of all of the Directors. No notice need be given of any regular meeting. Special meetings of the Board of Directors may be held at such place as may from time to time be fixed by resolution adopted by a majority of the whole Board of Directors or designated in the notice of waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, President or a majority of the Board of Directors. Notice of such special meetings shall be given by the Secretary who shall give at least twenty-four (24) hours notice thereof to each Director by mail, telegraph, telephone, or in person.

Section 4. Any action which could have been taken at a meeting of the Board of Directors properly called for that purpose may be taken without a meeting if done in writing signed by all of the directors, and any such action shall be as valid and effective in all respects as if taken at a proper meeting duly called for that purpose.

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ARTICLE IV.

Executive Committee

The Board of Directors may designate not more than five of their number to constitute an Executive Committee which shall have and exercise the power and authority of the Board of Directors in the management of the business and conduct of the affairs of the corporation in the interim between regular meetings of the Board of Directors. Such Executive Committee shall be subject at all times to the control and direction of the Board of Directors, and shall not do any or cause any act to be done which will personally and directly benefit any of the members of such Executive Committee.

ARTICLE V.

Officers

Section 1. The officers of this corporation shall consist of a Chairman of the Board, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be deemed necessary by the Board of Directors. Any two officers, except those of President and Executive Vice President or Vice President, may be held by any one person.

Section 2. Officers shall be elected at the Annual Meeting of the Board of Directors or at such other times deemed advisable by the Board of Directors, and shall hold office until the next Annual Meeting of Directors and until their successors are elected and qualified. None of the officers, except the Chairman of the Board, need be a Director.

Section 3. The Chairman of the Board shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed by the Board of Directors. The President shall be the Chief Executive Officer of the corporation, shall preside at meetings of the shareholders and the directors in the absence of the Chairman of the Board or in the event there shall be no Chairman of the Board, shall make such reports to the Board of Directors as may from time to time be required or requested, shall have such duties and responsibilities as generally pertain to the office of President, and shall have such other powers and shall perform such other duties as may be from time to time assigned to him by the Board of Directors. The Vice Presidents of the corporation, including the Executive Vice President, shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred upon them by the Board of Directors. In the case of the death, resignation or disability of the President, the Executive Vice President, or if none, the Vice President who has held that office for the longest continuous period of time, shall assume the duties and responsibilities of the President until further action by the Board of Directors.

Section 4. The Secretary of the corporation shall keep a record of the meetings and proceedings of the Board of Directors and shareholders, shall have custody of the corporate seal and all other corporate records not specifically entrusted to some other officer by these Bylaws or by direction of the Board of Directors. He shall give notice of meetings as required by these Bylaws or by the Board of Directors, and shall perform such other duties as may be assigned or delegated to him by the Board of Directors.

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Section 5. The Treasurer shall keep accurate accounts of all money and assets of the corporation received or disbursed. He shall deposit all money, drafts and checks in the name of and to the credit of the corporation in such banks, depositories or other financial institutions as the majority of the Board of Directors shall designate from time to time. He shall disburse the funds of the corporation as ordered by the Board of Directors or officers under direction of the Board of Directors. He shall render such accounts of the financial condition of the corporation and its financial affairs and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

ARTICLE VI.

Salaries of Officers

The salary and other compensation to the officers of the corporation shall be fixed in the first instance and shall thereafter be subject to change and amendment by the Board of Directors.

ARTICLE VII.

General Provisions

Section 1. This corporation shall be operated and managed within the scope of the purposes and powers hereof as set forth and specified in its Articles of Incorporation.

Section 2. Shares of stock in this corporation not exceeding the authorized number thereof as specified in the Articles of Incorporation may be issued, and shares of this corporation’s stock may be certificated or uncertificated, as provided under Minnesota law. Certificates shall be authenticated by the President and Secretary upon authorization by the Board of Directors and receipt by the corporation of such consideration for such shares as shall be specified by the Board of Directors.

In the event that a bank, trust company or other similarly qualified corporation is designated and agrees to act as the registrar and transfer agent for the corporation, then the signatures of the President and Secretary and the seal of the corporation may be imprinted upon the stock certificates by facsimile, and said certificates may be authenticated by signature of an authorized agent of said registrar and transfer agent. The officers of the corporation may delegate to such a transfer agent and registrar such of the duties relating to the recording and maintenance of records relating to stock and stockholders and the outstanding shares in the corporation as may be deemed expedient and convenient, approved by the Board of Directors and assumed by said registrar and transfer agent.

Section 3. The Board of Directors may establish reasonable regulations for recording transfers of shares of stock in this corporation, and may establish a date, not earlier than sixty days prior to any shareholders’ meeting, as of which the shareholders entitled to vote and to participate in any shareholders’ meeting shall be determined.

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Section 4. Dividends and distributions to shareholders shall be paid at such times and in such amounts as may be determined by the Board of Directors consistently with applicable statutes and laws.

Section 5. From time to time, as it may deem appropriate and advantageous to the best interests of this corporation, the Board of Directors may by majority vote establish such bonus, pension, profit-sharing, stock bonus, stock purchase, stock option, or other employee incentive plans, as and for the benefit of such of the corporation’s employees as it in its sole discretion shall determine.

Section 6. Each director, officer, employee and agent, past or present, of this corporation and each person who serves or may have served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and their respective heirs, administrators and executors, shall be indemnified by this corporation in accordance with, and to the fullest extent provided by, the provisions of the Minnesota Business Corporation Act as it may from time to time be amended.

Section 7. The corporation shall be governed by the Minnesota Business Corporation Act, as amended from time to time, by its Articles of Incorporation and by these Bylaws. In matters not provided for by said Act, said Articles or the Bylaws, the corporation shall be governed by the determination of the Board of Directors, to the extent consistent with law.

ARTICLE VIII.

Exclusive Forum

Unless the corporation consents in writing to the selection of an alternative forum, the state or federal courts in Hennepin County, Minnesota shall be the sole and exclusive forum for (a) any claim or action that is based upon a violation of a duty under the laws of the State of Minnesota by a current or former director, officer, or shareholder of the corporation in such capacity, (b) any derivative action or proceeding brought on behalf of the corporation, (c) any action asserting a claim arising under the Minnesota Business Corporation Act or the corporation’s Articles of Incorporation or these Bylaws (as any may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein.

If any action the subject matter of which is within the scope of this Article VIII is filed in a court other than a state or federal court in Hennepin County, Minnesota (a “Foreign Action”) by any shareholder, such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state or federal courts in Hennepin County, Minnesota in connection with any action brought in any such court to enforce this Article VIII; and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

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If any provision of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX.

Adoption and Amendment

Section 1. The Board of Directors may alter or amend these Bylaws and may make or adopt additional Bylaws subject to the power of the shareholders to change or repeal the said Bylaws; provided, however, that the Board of Directors shall not make or alter any Bylaws relating to the qualifications, classifications, or terms of office of the members of the Board of Directors.

Section 2. The shareholders may alter or amend these Bylaws or may make or adopt additional Bylaws by majority vote of such shareholders at any annual meeting thereof or any special meeting called for that purpose.

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